UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2011
Teleflex Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5353	23-1147939

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

155 South Limerick Road,
Limerick, Pennsylvania	19468

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 948-5100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Underwriting Agreement
     On June 8, 2011, Teleflex Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the subsidiaries of the Company named as guarantors therein (the “Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., and J.P. Morgan Securities LLC (the “Underwriters”), pursuant to which the Company agreed to sell $250.0 million aggregate principal amount of 6.875% Senior Subordinated Notes due 2019 (the “Notes”). The Notes were offered and sold in a public offering registered under the Securities Act of 1933, as amended (the “Offering”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-168464). On June 13, 2011, the Company is issuing and selling to the Underwriters $250.0 million aggregate principal amount of the Notes upon payment pursuant to the Underwriting Agreement.
     The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company and the Guarantors have agreed to indemnify the Underwriters against certain liabilities, and contribute to payments which the Underwriters may be required to make in respect of any such liabilities.
     The Company estimates that the net proceeds from the offering of the Notes will be approximately $245.8 million, after deducting the Underwriters’ discounts and commissions and estimated net offering expenses payable by the Company. The Company intends to use the net proceeds to prepay $125 million of borrowings under the Company’s credit facilities and the remainder for general corporate purposes, which may include, among other things, capital expenditures, acquisitions and additional repayment of debt.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 1.1 and incorporated herein by reference.
Indenture and Notes
     On June 13, 2011, the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”) executed the Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture, dated as of August 2, 2010 (the “Base Indenture” and, as supplemented by the Second Supplemental Indenture, the “Indenture”) between the Company and the Trustee, pursuant to which the Company and Guarantors are issuing the Notes and guarantees on June 13, 2011.
     The Notes will pay interest semi-annually on June 1 and December 1, commencing on December 1, 2011, at a rate of 6.875% per year, and mature on June 1, 2019, unless earlier redeemed or purchased by the Company at the holder’s option upon a Change of Control or Asset Sale (each as defined in the Indenture).
     The Notes will be the Company’s general unsecured senior subordinated obligations and are subordinated in right of payment to all of the Company’s existing and future senior indebtedness, including the Company’s indebtedness under its credit facilities, and will be equal in right of payment with all of the Company’s existing and future senior subordinated indebtedness, including the Company’s 3.875% Convertible Senior Subordinated Notes due 2017. The obligations under the Notes will be fully and unconditionally guaranteed, jointly and severally, by each of the Company’s existing and future domestic subsidiaries that is a guarantor or other obligor under the Company’s credit facilities and by certain of the Company’s other domestic subsidiaries. The guarantees of the Notes will be subordinated in right of payment to all of the existing and future senior indebtedness of such Guarantors and will be equal in right of payment with all of the future senior subordinated indebtedness of such Guarantors. The Notes and the guarantees will be junior to the existing and future secured indebtedness of the Company and the Guarantors to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all of the existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries.
Optional Redemption
     At any time on or after June 1, 2015, the Company may redeem some or all of the Notes at the redemption prices set forth in the Second Supplemental Indenture plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
     In addition, at any time prior to June 1, 2015, the Company may, on one or more occasions, redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
     At any time prior to June 1, 2014, the Company may also redeem up to 35% of the aggregate principal amount of the Notes, using the proceeds of certain qualified equity offerings, at a redemption price equal to 106.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
Change of Control
     If the Company experiences certain change of control events, the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the applicable repurchase date.
Asset Sale Offer
     If the Company sells certain assets, under certain circumstances the Company must offer to repurchase the Notes at a repurchase price equal to 100% of the principal amount of the Notes repurchased plus accrued and unpaid interest, if any, to, but not including, the applicable repurchase date.

Covenants
     The Indenture contains covenants that, among other things, impose significant restrictions on the Company’s business. The restrictions that these covenants place on the Company and its restricted subsidiaries include limitations on the Company’s ability and the ability of its restricted subsidiaries to:
•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	create liens;

•	pay dividends, make investments or make other restricted payments;

•	sell assets;

•	merge, consolidate, sell or otherwise dispose of all or substantially all of the Company’s assets;

•	enter into transactions with the Company’s affiliates;

•	permit layering of debt; and

•	designate subsidiaries as unrestricted.
Events of Default
     The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.
     The foregoing description of the Indenture is qualified in its entirety by the copies thereof which are attached as Exhibit 4.1 and Exhibit 4.2 (which includes the form of 6.875% Senior Subordinated Notes due 2019) and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
     The information set forth in Item 1.01 under the caption “Indenture and Notes” is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
1.1	Underwriting Agreement, dated June 8, 2011, by and among Teleflex Incorporated, the guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities LLC.

4.1	Indenture, dated August 2, 2010 by and between Teleflex Incorporated and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (File No. 333-168464) filed on August 2, 2010).

4.2	Second Supplemental Indenture, dated June 13, 2011 by and among Teleflex Incorporated, the guarantors named therein and Wells Fargo Bank, N.A.

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Laurence G. Miller, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer of Teleflex Incorporated.

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.2	Consent of Laurence G. Miller, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer of Teleflex Incorporated (included as part of Exhibit 5.2).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 13, 2011

TELEFLEX INCORPORATED
By:	/s/ RICHARD A. MEIER
	Name:	Richard A. Meier
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
1.1	Underwriting Agreement, dated June 8, 2011, by and among Teleflex Incorporated, the guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities LLC.

4.1	Indenture, dated August 2, 2010 by and between Teleflex Incorporated and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (File No. 333-168464) filed on August 2, 2010).

4.2	Second Supplemental Indenture, dated June 13, 2011 by and among Teleflex Incorporated, the guarantors named therein and Wells Fargo Bank, N.A.

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Laurence G. Miller, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer of Teleflex Incorporated.

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.2	Consent of Laurence G. Miller, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer of Teleflex Incorporated (included as part of Exhibit 5.2).